Exhibit 10.33

ATHENE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Amended and Restated

Generally Effective January 1, 2014

ATHENE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

ATHENE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

ARTICLE 1: ESTABLISHMENT OF PLAN

Effective January 1, 1996, American Mutual Life Insurance Company (“AMLI”) established the All«AmerUs Supplemental Executive Retirement Plan (“SERP”) to supplement benefits provided under certain qualified retirement plans of AMLI and AmerUs Group Co. Following a corporate reorganization, AmerUs Life Holdings, Inc. became the successor sponsor of the SERP effective August 1, 1996, on which date it succeeded AMLI as the “Company” under the SERP. Pursuant to another corporate reorganization, AmerUs Group Co. became the successor sponsor of the SERP effective September 18, 2000, on which date it succeeded AmerUs Life Holdings, Inc. as the “Company” under the SERP. The SERP was amended and restated in its entirety effective as of January 1, 2002. Effective January 1, 2008 following another corporate reorganization, Aviva USA Corporation became the successor sponsor of the SERP, on which date it became the “Company” under the SERP. The SERP was amended and restated effective as of January 1, 2008, and its name was changed to the Aviva Supplemental Executive Retirement Plan.

Effective October 1, 2013 following a corporate transaction, Athene USA Corporation became the successor sponsor of the SERP, on which date it became the “Company” under the SERP. Effective January 1, 2014 and through February 28, 2014, Athene USA Corporation shall be succeeded by Aviva Life and Annuity Company, during which time it shall be the “Company” under the SERP. Effective March 1, 2014, Aviva Life and Annuity Company shall be succeeded by Athene Annuity & Life Company, at which time it shall be the “Company” under the SERP.

The SERP is intended to constitute a non-qualified, unfunded plan for federal tax purposes and for purposes of Title 1 of the Employee Retirement Income Security Act of 1974 as amended from time to time (“ERISA”). The SERP is maintained primarily for the purpose of providing deferred compensation for a select group of management and highly compensated employees, as described in sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (“ERISA”). More specifically, the SERP is maintained for the purpose of providing benefits for selected employees participating in the Athene Savings & Retirement Plan (the “Savings Plan”) whose contributions are limited by sections 401(a)(17) and 402(g) of the Internal Revenue Code of 1986 (the “Code”) and/or for employees who elect to defer a portion of their income into the SERP. Without affecting the validity of any other provision of the SERP, to the extent that any SERP provision does not meet the requirements of Code Section 409A and the regulations issued thereunder, the Plan shall be construed and administered as necessary to comply with such requirements until this Plan is appropriately amended to comply with such requirements.

This Plan shall function solely as a “top-hat” plan within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA. As such, this Plan is subject to limited ERISA reporting and disclosure requirements, and is exempt from all other ERISA requirements. Distributions required or contemplated by this Plan or actions required to be taken under this Plan shall not be construed as creating a trust of any kind or a fiduciary relationship between the Company and any Participants, any Participant’s designated beneficiary, or any other person.

This Plan is to be maintained according to the terms of this document and the Company or its designee shall have the sole authority to construe, interpret and administer the Plan.

As used herein, the terms Compensation, Deferral Contributions, and Discretionary Contributions have the meaning given such terms under the Savings Plan (but see Article 4 for the definition of “Total Compensation” as used under the SERP).

ARTICLE 2: ELIGIBILITY

An executive of the Company is eligible to participate in this Plan as determined and selected by the Company’s Pension & Benefit Committee (the “Committee”) except for executives who are assigned by the Company to perform their services primarily at a work location outside the United States (such executives referred to as “assignees”). For avoidance of doubt, participation by an assignee in the Savings Plan shall not be affected by his or her exclusion from this Plan.

A participant must complete such forms and/or make such elections as the Committee may require. In particular, in order to defer compensation earned in any calendar year under the SERP, a participant must provide an annual written or on-line irrevocable election for pretax deferrals prior to the commencement of that year. Once the year commences, no change in the election shall be permitted until the following year, unless a participant becomes newly eligible to participate mid-year as a result of being newly qualified to participate in the Plan (e.g., promotion or newly hired), in which case he has 30 days from the date of the this event to make an irrevocable election for the remainder of the current year. A new annual election must be completed and filed every year prior to the start of the year. Elections with respect to “performance pay” described in Code Section 409A regulations may be made as permitted by the Company and in accordance with applicable Code Section 409A regulations and guidance.

If a participant ceases to satisfy any of the conditions of this Article 2 or the Committee determines that the participant is no longer eligible to participate, his or her participation in the Plan will terminate immediately except that his or her account shall be held for his or her benefit and distributed in accordance with Article 6. A former participant may resume participation in accordance with this Article 2 following the date on which he or she again satisfies the conditions of this Article 2.

ARTICLE 3: BOOKKEEPING ACCOUNTS

(1)	A bookkeeping account shall be established for each SERP participant to record his interest in the SERP.

(2)	Each participant’s account shall be divided into subaccounts corresponding to subaccounts under the Savings Plan.

(3)	Such other subaccounts shall be established as the Committee determines are necessary to keep track of participants’ interests under the SERP.

(4)	A participant shall vest in a subaccount under this SERP at the same rate and in the same manner as he or she vests in the corresponding subaccount under the Savings Plan.

(5)	SERP records shall be kept on a calendar-year basis.

(6)	With respect to SERP participants whose deferred compensation benefits attributable to individual employment agreements with the Indianapolis Life Insurance Company and/or the Bankers Life Insurance Company were transferred to this SERP as of October 1, 2001 in accordance with Article 20 hereof, such transferred benefits shall be credited as of October 1, 2001 to a separate subaccount within such SERP participant’s bookkeeping account.

ARTICLE 4: BENEFIT CREDITS

The following credits shall be made to the applicable subaccounts of participants each year. The timing of the credits shall be coincident with the timing of credits for similar contribution types under the Savings Plan.

(a)	Participant Deferral Contributions as elected under Article 2.

(b)	Employer Discretionary Contributions, if any and as applicable, calculated on Total Compensation (see subsection (c) below) less Compensation. The allocation conditions under the Savings Plan for any contribution under this subsection (b) shall apply (e.g., last business day of employment and 1,000 hours of service requirement) unless the Committee, in its sole discretion, with respect to any participant, waives any such requirement.

(c)	“Total Compensation” shall equal Compensation as defined in the Savings Plan, but without regard to the limitation under Section 401(a)(17) of the Code, and including participant Deferral Contributions under Article 2; provided, however, that if a participant does not elect to defer any portion of his or her bonus for a year under Article 2, then “Total Compensation” and Compensation (as defined under the Savings Plan) shall not include any such bonus for such year.

ARTICLE 5: PHANTOM INVESTMENT CREDITS

Each participant may elect to invest, on a hypothetical basis, his bookkeeping account under this SERP in the investment options selected by the Committee available to him or her under the SERP. This investment election shall be independent of his investment elections under the Savings Plan. A participant’s account under this SERP shall be credited (or debited) with the investment return (including losses) it would have earned had it actually been invested according to the participant’s directions. The account of a participant who fails to make an investment election shall receive the performance it would have received had it been invested in the SERP default option as determined by the Committee.

ARTICLE 6: BENEFIT PAYMENT OPTIONS

The vested balance in a participant’s account under this SERP shall be paid as soon as administratively feasible following but not sooner than 30 days following his Separation from Service (as defined in Code Section 409A and regulations and guidance issued thereunder) with the Company and its affiliates; provided, however, that a participant who is a “specified employee” under Code Section 409A shall have any payment due within 6 months following Separation from Service postponed until the first day of the month following the date that is 6 months after the date of Separation from Service. A participant in this SERP may, subject to the terms and conditions of this Article, make the following elections as to form of payment (a “Form of Payment Election”):

(a)	A single sum payment;

(b)	A specified total dollar amount to be paid in a fixed quarterly, semiannual, or annual installments (“Payment Frequency”) over a 3, 5, 10, 15 or 20 year period (“Installment Period”), with any remaining balance at the end of the Installment Period paid in a lump sum within 2 1⁄2 months of the date of the Installment Period payment; or

(a)	Substantially equal installments paid quarterly, semiannually, or annually (“Payment Frequency”) over a 3, 5, 10, 15 or 20 year period (“Installment Period”).

A participant shall elect the total dollar amount or Installment Period and Payment Frequency in his discretion, provided that if a participant selects an Installment Period in excess of such participant’s life expectancy (as determined in accordance with Treasury Regulation section 1.72-9, Table V), the Installment Period selected by such participant shall be deemed to be the longest Installment Period that does not exceed such participant’s life expectancy. The first installment shall be paid as soon as administratively feasible following Separation from Service. If an Installment Period has been selected, the amount of each payment will be determined by dividing the value of the participant’s vested account balance by the number of payments remaining in the Installment Period.

In the event the participant dies before his vested account balance is exhausted, the balance shall be paid to his beneficiary (as determined in accordance with the terms of the Savings Plan) in a single sum as soon as administratively feasible.

All amounts not vested in accordance with the terms of the SERP shall be forfeited upon the participant’s termination of employment with the Company and its affiliates.

ARTICLE 7: TIMING AND METHOD OF DISTRIBUTION

After becoming eligible to participate in the SERP, the SERP participant shall make a Form of Payment Election by the later of (i) 30 days after the date the individual becomes eligible to participate in the SERP, provided that such election shall apply to compensation paid for services to be performed subsequent to the election, or (ii) December 31 of the calendar year in which such participant first elects to defer salary under Article 2 for the next calendar year. If a participant does not make a timely Form of Payment Election (in such manner as the Company shall provide), such participant shall be deemed to have elected to receive payment in a single sum.

A participant may elect to change the number of years over which payments will be made, may change the dollar amount of each installment payment, or may change from a fixed payment period to a specified dollar amount (or vice versa), provided that the following requirements shall be met:

(a)	The first payment with respect to such revised election shall not be made until at least 5 years after the date on which distribution would have otherwise begun; provided that earlier distribution may be made in the event of the participant’s death; and

(b)	The revised election shall be made at least 12 months prior to the date on which distribution would have otherwise begun and shall not take effect until 12 months after the date on which such election is made.

In no event shall a participant be permitted to change his form or timing of distribution if such change would result in an acceleration of payment, as provided in regulations and other guidance issued under Code Section 409A.

ARTICLE 8: PARTICIPANT’S RIGHTS

This SERP is unfunded for purposes of the Internal Revenue Code and ERISA. Accordingly, no participant or beneficiary shall have any title to or beneficial ownership in any assets of the Company.

All benefits payable under this SERP (including those derived from participant’s deferrals) shall be general, unsecured obligations of the Company to be paid by the Company from its own funds, and such payments shall not (a) impose any obligation upon the trust fund under the Savings Plan; (b) be paid from the trust fund under the Savings Plan; or (c) have any effect whatsoever upon the Savings Plan or the payment of benefits from the trust fund under the Savings Plan.

ARTICLE 9: ADMINISTRATION

This SERP shall be administered by the Committee appointed by the Company’s Board of Directors (the “Committee”), which shall administer it as an unfunded plan which is not intended to meet the qualification requirements of section 401 of the Code. The Committee shall have discretionary authority to interpret and administer this SERP, and to issue rules and regulations for its governance. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation or administration of this SERP. A Committee member shall not participate in any action or determination regarding his own benefits.

ARTICLE 10: CLAIMS AND APPEAL PROCEDURES

It shall not be necessary for a participant or beneficiary entitled to receive a benefit hereunder to file a claim for such benefit with any person in order to receive such benefit. However, any participant or beneficiary who believes that he or she is entitled to receive a benefit hereunder and has not received or begun receiving a distribution of such benefit or who believes that he or she is entitled to a benefit hereunder in excess of the benefit which he or she has received or begun receiving, may file a written claim for such benefit or increased benefit with the Committee at any time up to the last day of the 12-month period that begins on the earlier of (i) the date on which the claimant learned of facts sufficient to enable the claimant to formulate such claim, or (ii) the date on which the claimant reasonably should have been expected to learn of facts sufficient to enable the claimant to formulate such claim. Such written claim shall set forth the participant’s or beneficiary’s name and address and shall include a statement of the facts and a reference to the pertinent provisions of the SERP upon which such claim is based. A claimant who does not timely and properly file his claim as herein required shall to the extent permitted by law be conclusively deemed to have waived any right to the benefit or increased benefit not provided.

Within 90 days after such claim is filed, the Committee shall provide the claimant with written notice of its decision with respect to such claim. If such claim is denied in whole or in part, the Committee shall, in such written notice to the claimant, set forth in a manner calculated to be understood by the claimant the specific reason or reasons for denial; specific references to pertinent provisions of the SERP upon which the denial is based; a description of any additional material or information necessary for the claimant to perfect his claim and an explanation as to why such material or information is necessary; an explanation of the provisions for review of claim denials set forth in this Article; and a statement that if the claimant fails to seek review of the claim denial under this Article within the 60-day period described below he or she shall, to the extent permitted by law, be conclusively deemed to have waived any right to contest in any forum the determination of the Committee. If special circumstances require additional time, the Committee may extend the period allowed for notice of its decision by a period not to exceed 90 days. Written notice of such extension, stating the circumstances requiring the extension and the date by which a final decision is expected, shall be provided to the claimant before the expiration of the initial 90-day period. With respect to any claim, in the event that the Committee fails to provide the written notice described herein within the time period described herein, the claimant’s claim shall be deemed to be denied by the Committee.

A participant or beneficiary whose claim for benefits has been denied may appeal such denial to the Committee and receive a full and fair review of his claim by filing with the Committee a written application for review at any time within 60 days after the Committee gives him or her the written notice of denial of his claim or, if no such notice has been given to the participant, within 60 days after the end of the 90-day (or extended) period described above. A participant or beneficiary who submits a timely written application for review shall be entitled to review any and all documents pertinent to his claim and may submit issues and comments to the Committee in writing. In the sole and absolute discretion of the Committee, a hearing may be held. Not later than 60 days after receipt of a written application for review, the Committee shall give the claimant written notice of its decision on review, which shall set forth in a manner calculated to be understood by the claimant specific reasons for its decision and specific references to the pertinent provisions of the SERP upon which the decision is based. If special circumstances, including (but not limited to) the need for a hearing as determined by the Committee, shall require additional time for making a decision on review, the period for decision may be extended by not more than 60 days. Written notice of such extension, stating the circumstances requiring the extension and the date by which a final decision is expected, shall be provided to the claimant before the expiration of the initial 60-day period. With respect to any appeal, in the event that the Committee fails to provide the written notice within the time period described herein, the appeal shall be deemed to be denied. The decision of the Committee, shall, to the maximum extent permitted by law, be final and binding on all parties. A claimant who shall not timely file his written application for review as required shall, to the maximum extent permitted by law, be conclusively deemed to have waived any right to contest in any forum the initial determination of the Committee.

Any act permitted or required to be taken by a participant or beneficiary by this Article may be taken for and on behalf of such participant or beneficiary by such participant’s or beneficiary’s duly authorized representative. Any fees or expenses charged or incurred by such representative shall be the liability of the participant or beneficiary, and not the liability of the Company, the SERP, the Committee, or any other person. Any claim, notice, application, or other writing permitted or required to be filed with, provided, or given to a party by this Article shall be deemed to have been filed, provided, or given when deposited in the United States mail, postage prepaid, and properly addressed to the party to whom it is to be provided or given or with whom it is to be filed. Any such notice, application, or other writing directed to a participant or beneficiary shall be deemed properly addressed if directed to the address set forth in the written claim filed by such participant or beneficiary.

No legal action to recover SERP benefits or to enforce or to clarify rights under the SERP shall be commenced unless and until the claimant first shall have exhausted the claims and appeal procedures available to the claimant hereunder. A claimant must raise all issues and present all theories relating to his claim to the Committee at one time. Otherwise, the claimant shall be deemed to have abandoned forever all issues and theories not raised and presented to the Committee.

Any suit brought to contest a decision of the Committee shall be filed in a court of competent jurisdiction within one (1) year from receipt of written notice of the Committee’s final decision or from the date the appeal is deemed denied, and any suit not filed within this one-year limitation period shall be dismissed by the court.

In any suit contesting a decision of the Committee, all issues of fact shall be tried by the court and not by a jury. No evidence may be introduced in court which was not previously presented to the Committee and no evidence may be introduced to modify or contradict the terms of the SERP document.

The Committee shall have full discretionary authority to interpret and apply the terms of the SERP document and other relevant documents and relevant provisions of law. This grant of authority shall be construed to be as broad as permitted by law and shall include the authority to find facts, to reach conclusions of law, to interpret and apply ambiguous terms, and to supply missing terms reasonably necessary to resolution of claims and appeals.

ARTICLE 11: AMENDMENT AND DISCONTINUANCE

The Company may at any time amend any or all provisions of this SERP in any respect (including retroactively) to the maximum extent permitted by law. Such an amendment may be made at any time by written instrument identified as an amendment of the SERP effective as of a specified date (or dates) and such amendment shall be binding on all participants, beneficiaries, and other individuals and entities. Notwithstanding the foregoing, no such amendment shall, without the consent of the participant, have the effect of reducing a participant’s account balance immediately before the amendment is adopted.

The Company expects to continue the SERP indefinitely. However, the Company shall, to the maximum extent permitted by law, have the right at any time to terminate the SERP (including retroactively) in whole or in part or to otherwise terminate the SERP (including retroactively). In accordance with any amendment to the SERP that may be adopted in connection with any such termination, the Company may after such termination continue the SERP for the purpose of making distributions under the SERP as they become payable.

No amendment or termination shall result in any acceleration or delay in any payment due under this Plan except as may be permitted by Code Section 409A or regulations and guidance issued thereunder.

ARTICLE 12: RESTRICTIONS ON ASSIGNMENT

The interest of a participant or his beneficiary in the SERP may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or change the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagement, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process nor shall they be an asset in bankruptcy, except that no amount shall be payable hereunder until and unless any and all amounts representing debts or other obligations owed to the Company or any affiliate of the Company by the employee with respect to whom such amount would otherwise be payable shall have been fully paid and satisfied.

ARTICLE 13: NATURE OF AGREEMENT

No provisions in the SERP, either directly or indirectly, shall be construed to require the Company to reserve, or otherwise set aside, funds for the payment of benefits hereunder. The adoption of this SERP and any setting aside of amounts by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust (other than a grantor trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code); legal and equitable title to any funds so set aside shall remain in the Company, and any recipient of benefits hereunder shall have no security or other interest in such funds. Any and all funds so set aside shall remain subject to the claims of the general creditors of the Company, present and future, and no payment shall be made under this SERP unless the Company is then solvent. This provision shall not require the Company to set aside any funds, but the Company may set aside such funds if it chooses to do so.

ARTICLE 14: NATURE OF PAYMENTS

Any benefits provided hereunder shall constitute nonqualified deferred compensation payments to the participant and shall not be taken into account in computing the amount of salary or compensation of the participant for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company or any of its subsidiaries or (b) any agreement between the Company or any subsidiary and the participant except as such plan or agreement shall otherwise expressly provide.

ARTICLE 15: CONTINUED EMPLOYMENT

Neither the creation of this Plan nor anything contained herein shall be construed (a) to give any participant the right to remain in the employ of the Company or any of its subsidiaries, (b) to give any participant or beneficiary any benefits not specifically provided by the Plan, or (c) to modify, in any manner, the right of the Company or any of its subsidiaries to modify, amend, or terminate any of its employee benefit plans.

ARTICLE 16: BINDING ON COMPANY, PARTICIPANTS AND THEIR SUCCESSORS

This SERP shall be binding upon and inure to the benefit of the Company, its successors and assigns and the participants and their heirs, executors, administrators and legal representatives.

ARTICLE 17: PAYMENTS MADE BY MISTAKE

Notwithstanding anything to the contrary, a participant or beneficiary is entitled only to those benefits provided by the SERP and promptly shall return any payment made by mistake of fact or law.

ARTICLE 18: LAWS GOVERNING

If and to the extent that federal law is inapplicable to the SERP, the SERP shall be construed in accordance with and governed by the laws of the State of Iowa (but without regard to Iowa’s principles on the conflicts of laws).

If any provisions of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of the Plan; and the Plan shall be construed and enforced as if said illegal and invalid provisions had never been included herein.

ARTICLE 19: TAXES

The Company does not represent or guarantee that any particular tax consequences (favorable or unfavorable) will result from participation in the SERP. Participants shall bear their share of taxes assessed against them because of benefits paid or accrued under the SERP. Any taxes owed may be withheld from or charged against benefits otherwise payable from the SERP or compensation otherwise payable by the Company.

ARTICLE 20: TRANSFER OF DEFERRED COMPENSATION BENEFITS

Effective October 1 2001, certain SERP participants’ deferral compensation benefits granted under such participants’ individual employment agreements with the Indianapolis Life Insurance Company and/or the Bankers Life Insurance Company were transferred to this SERP. Accordingly, as of October 1, 2001, the terms of this SERP shall apply with respect to such transferred benefits. Correspondingly, as of October 1 2001, the terms of the individual employment agreements shall cease to apply with respect to such transferred benefits. A list of participants with such transferred benefits is set forth in Appendix A.

ARTICLE 21: GENDER AND NUMBER REFERENCE

Masculine gender shall include the feminine; and the singular shall include the plural, unless the context clearly indicates otherwise.

*            *             *

[Signature page follows]

[Signature page to Supplemental Executive Retirement Plan]

IN WITNESS WHEREOF, Athene USA Corporation has caused this instrument to be executed by its duly authorized officer, effective as of January 1, 2014.

ATHENE USA CORPORATION

By:	/s/ James R. Belardi
Name:	James R. Belardi
Title:	Chief Executive Officer
Date:	December 24, 2013

ADDENDUM TO SERP

PARTICIPATING EMPLOYERS

Each of the undersigned employers, by executing this Addendum, elects to be a participating employer in the SERP. A participating employer agrees to be bound by all the provisions of the SERP as adopted by Athene USA Corporation, the sponsoring employer of the SERP. Each participating employer agrees to be solely responsible and liable for benefits under the SERP with respect to its employees/participants.

ATHENE ASSET MANAGEMENT LLC Effective January 1, 2014

By:	/s/ James R Belardi
Name:	James R Belardi
Title:	CEO
Date:	December 24, 2013

Effective October 1, 2013, Aviva Investors North America NA is no longer a participating employer in the SERP.

APPENDIX A

Participants with Deferred Compensation Benefits Transferred Pursuant to Article 20

William Boyd

Gregory J. Carney

Norma L. Carter

James W. Cassel

Mark J. Cotlar

Karen S. Delgado

John J. Fahrenbach

Janis B. Funk

Larry A. Halbach

James J. Kerwin

Linda M. Krevda

Valerie L. Margolin

Paul Mariboe

Wesley McDivitt Jay J. Neal Marc D. Novotney Albert Palatiello, Jr. Larry R. Prible Garrett P. Ryan Robert J. Schnell John H. Shawhan Stephen J. Shorrock Gene E. Trueblood Maria Umbach Karla Vest

Amendment No. 1 to the Athene Supplemental Executive Retirement Plan

Reference is hereby made to the Athene Supplemental Executive Retirement Plan (“SERP”) generally effective as of January 1, 2014, as executed on December 24, 2013. This Amendment No. 1 to the SERP (“Amendment”) is made and entered into by Athene Annuity and Life Company (“Company”) in accordance with Article 11 of the SERP and shall amend and supplement the SERP to the extent set forth below.

The purpose of this Amendment is to modify a portion of Article 2: Eligibility to clarify who makes eligibility determinations and the election period applicable to newly eligible participants and to modify a portion of Article 6: Benefit Payment Options. For avoidance of doubt, only the specific paragraphs of the sections outlined below are modified; all other provisions within those sections remain unchanged.

This Amendment shall be effective with respect to participants in the SERP for plan years beginning on or after January 1, 2015 unless otherwise specified below.

1.	Paragraphs 1 and 2 of Article 2 of the SERP are hereby amended in their entirety to read as follows:

“An executive of the Company is eligible to participate in this Plan as determined by the Company.”

“A participant must complete such forms and/or make such elections as the Committee may require. In particular, in order to defer compensation earned in any calendar year under the SERP, a participant must provide an annual written or on-line irrevocable election for pre-tax deferrals prior to the commencement of that year. Once the year commences, no change in the election shall be permitted until the following year unless a participant becomes newly eligible to participate mid-year as a result of being newly qualified to participate in the Plan (e.g., promotion or newly hired) in which case he has 30 days from notification of the event to make an irrevocable election for the remainder of the current year. A new annual election must be completed and filed every year prior to the start of the year. Elections with respect to “performance pay” described in Code Section 409A regulations may be made as permitted by the Company and in accordance with Code Section 409A regulations and guidance.”

2.	Paragraph 1 of Article 6 of the SERP is hereby amended in its entirety to read as follows:

“The vested balance in a participant’s account under the SERP shall be paid as soon as administratively feasible following his Separation from Service (as defined in Code Section 409A and regulations and guidance issued thereunder) with the Company and its affiliates; provided, however, that a participant who is a “specified employee” under Code Section 409A shall have any payment due within 6 months following Separation from Service postponed until the first day of the month following the date that is 6 months after the date of Separation from Service. A participant in this SERP may, subject to the terms and conditions of this Article, make the following elections as to the form of payment (a “Form of Payment Election”):

(a) A single sum payment;

(b) Substantially equal installments paid quarterly, semiannually, or annually (“Payment Frequency”) over a 3, 5, 10, 15 or 20 year period (“Installment Period”).

[Signature Page to Amendment No. 1]

IN WITNESS OF WHICH, the Company has adopted this Amendment to the Plan.

Athene Annuity and Life Company

Dated: 12-30-2014	By:
	Title:	VP Human Resources

Amendment No. 2 to the Athene Supplemental Executive Retirement Plan

Reference is hereby made to the Athene Supplemental Executive Retirement Plan as restated and generally effective as of January 1, 2014 and executed on December 24, 2013, and as amended by Amendment No. 1 effective as of January 1, 2015 and executed on December 30, 2014 (collectively, the “SERP”). This Amendment No. 2 to the SERP (“Amendment”) is made and entered into by Athene USA Corporation (“Company”) in accordance with Article 11 of the SERP and shall amend and supplement the SERP to the extent set forth below.

The purpose of this Amendment is to properly identify the sponsor of the SERP as of January 1, 2014, and to amend the SERP’s beneficiary designation provisions.

This Amendment shall be effective with respect to participants in the SERP as specified below.

1.	Effective January 1, 2014, the second paragraph of Article 1 of the SERP is hereby amended and replaced in its entirety to read as follows:

Effective October 1, 2013 following a corporate transaction, Athene USA Corporation became the successor sponsor of the SERP, on which date it became the “Company” under the SERP.

2.	Effective January 1, 2014, the first and only sentence of the first paragraph of Article 2 of the SERP (as previously amended by Amendment No. 1) is hereby amended and replaced in its entirety to read as follows:

An executive of the Company or any of its subsidiaries is eligible to participate in this Plan as determined by the Company.

3.	Effective January 1, 2015, the third paragraph of Article 6 (beginning “In the event the participant dies…”) of the SERP is hereby amended and replaced in its entirety to read as follows:

In the event the participant dies before his vested account balance is exhausted, the balance shall be paid to his beneficiary in a single sum as soon as administratively feasible. Effective April 1, 2015, a participant may designate from time to time a beneficiary for the SERP, which beneficiary designation will revoke any prior designation by the same participant and be effective only when delivered by the participant in writing to the Company during his lifetime. In the event that the Participant has not designated a beneficiary (or one is not in effect pursuant to the Savings Plan as of April 1, 2015), such payments shall be made, in the following order of priority, to the participant’s: (a) surviving spouse; (b) surviving children (including adopted children) in equal shares; and (c) estate. Prior to April 1, 2015, the beneficiary under the SERP was determined in accordance with the provisions of the Savings Plan.

[Signature page follows]

1

[Signature page to Amendment No. 2]

IN WITNESS WHEREOF, Athene USA Corporation has executed and adopted this Amendment as of the 13 day of April, 2015.

ATHENE USA CORPORATION

By
Title	VP Human Resources

2